Exhibit 99.1

CONTACT:	-OR-	TRBR INVESTOR RELATIONS COUNSEL:
Trailer Bridge, Inc.		The Equity Group Inc.
Ralph W. Heim		www.theequitygroup.com
Interim CEO and President		Adam Prior (212) 836-9606
(800) 554 -1589 www.trailerbridge.com

FOR IMMEDIATE RELEASE

TRAILER BRIDGE REPORTS FIRST QUARTER FINANCIAL RESULTS

Company to hold conference call this morning at 11:00 AM ET

Jacksonville, FL – May 12, 2009 — Trailer Bridge, Inc. (NASDAQ Global Market: TRBR) today reported unaudited financial results for the first quarter ended March 31, 2009 (see attached table). The Company reported operating income of $1.8 million in the first quarter of 2009, compared with operating income of $0.7 million in the first quarter of 2008 and a net loss of $0.8 million, or $0.06 per share, for the first quarter of 2009 compared to a net loss of $1.8 million, or $0.15 per share, in the year earlier period. EBITDA for the first quarter of 2009 is $3.4 million, a 50.4% improvement compared to the $2.2 million in the year earlier period (See attached table).

Revenue of $25.3 million decreased 16.7% from the first quarter ended March 31, 2008 and decreased 23.9% sequentially. Excluding the effect of fuel surcharges, revenue decreased 10.1% from the prior year and 18.3% from the fourth quarter of 2008. Dominican Republic revenue was approximately $2.0 million, up from $0.6 million in prior year but a 29.2% decrease sequentially. Legal fees associated with the Department of Justice anti-trust investigation and related class action lawsuits were $0.3 million.

Ralph W. Heim, Interim CEO, said, “Our first quarter results were impacted by the softened Puerto Rico market conditions that began in the 4th quarter and continued through the first quarter. However, during the first six weeks of the second quarter we have seen stronger volume and revenue than the first quarter despite continuing overall market weakness. We believe our low cost model provides cost benefits to shippers to and from Puerto Rico and the Dominican Republic that can enhance their competitiveness in these market conditions. Our focus during this period remains on building additional volume, meeting customer needs and managing our costs. We are generating cash and remain liquid as we seek to grow volume and return to profitability.”

The Company’s deployed vessel capacity utilization during the first quarter was 84.7% southbound and 25.5% northbound, compared to 72.4% and 20.3%, respectively, during the first quarter of 2008. The utilization figures for 2009 are with only four vessels in liner service compared to five vessels in the year earlier quarter. Capacity utilization in the seasonally stronger fourth quarter of 2008 was 92.9% southbound and 23.7% northbound. Overall volume southbound decreased 11% from the same quarter last year and 15% sequentially.

Trailer Bridge, Inc.	Page 2
May 12, 2009

Financial Position

At March 31, 2009, the Company had cash balances of $7.9 million and working capital of $7.9 million. The Company is in compliance with its covenants, has no outstanding amount and, based upon eligible receivables, currently has $9.2 million available on its $10 million revolving credit facility (see Balance Sheet attached). During the quarter net cash from operating activities was $3.5 million (see Cash Flow Statement attached).

Conference Call

Trailer Bridge will discuss first quarter results in a conference call today at 11:00 AM (Eastern Time). The dial in number is 888-737-9834. The call will also be simultaneously broadcast over the Internet. To listen to the live webcast, please go to www.trailerbridge.com and click on the conference call link, or click: http://investor.shareholder.com/media/eventdetail.cfm?mediaid=36676&c=TRBR&mediakey=06EDBAA575599C4C9E05EB010F3B7E20&e=0. The webcast will be archived and accessible for approximately 30 days if you are unable to listen to the live call.

Trailer Bridge provides integrated trucking and marine freight service to and from all points in the lower 48 states and Puerto Rico and Dominican Republic, bringing efficiency, service, security and environmental and safety benefits to domestic cargo in that traffic lane. This total transportation system utilizes its own trucks, drivers, trailers, containers and U.S. flag vessels to link the mainland with Puerto Rico via marine facilities in Jacksonville, San Juan and Puerto Plata. Additional information on Trailer Bridge is available at the www.trailerbridge.com website.

This press release contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The matters discussed in this press release include statements regarding the intent, belief or current expectations of the Company, its directors or its officers with respect to the future operating performance of the Company and its asset utilization. Investors are cautioned that any such forward looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those in the forward looking statements as a result of various factors. Without limitation, these risks and uncertainties include the risks of economic recessions, the risk of an ongoing Department of Justice investigation into the pricing practices in the Puerto Rico trade, the outcome of related class action lawsuits severe weather, changes in the price of fuel, changes in demand for transportation services offered by the Company, capacity conditions in the Puerto Rico trade lane and changes in rate levels for transportation services offered by the Company.

(Tables to Follow)

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Trailer Bridge, Inc.	Page 3
May 12, 2009

TRAILER BRIDGE, INC.

CONDENSED STATEMENTS OF OPERATIONS

THREE MONTHS ENDED MARCH 31,

(Unaudited)

	2009	2008
OPERATING REVENUES	$25,340,915	$30,409,242
OPERATING EXPENSES:
Salaries, wages, and benefits	4,205,798	4,204,153
Purchased transportation and other rent	5,662,974	7,770,914
Fuel	3,337,269	7,155,954
Operating and maintenance (exclusive of depreciation & dry-docking shown separately below)	5,749,389	6,113,927
Dry-docking	331,281	298,226
Taxes and licenses	163,232	136,432
Insurance and claims	808,041	721,477
Communications and utilities	200,743	182,481
Depreciation and amortization	1,553,126	1,538,919
(Gain) loss on sale of assets	(6,272)	67,348
Other operating expenses	1,533,728	1,527,331

	23,539,309	29,717,162

OPERATING INCOME	1,801,606	692,080

NONOPERATING (EXPENSE) INCOME:
Interest expense	(2,642,836)	(2,596,909)
Interest income	79,739	46,613

LOSS BEFORE (PROVISION) BENEFIT FOR INCOME TAXES	(761,491)	(1,858,216)

(PROVISION) BENEFIT FOR INCOME TAXES	(6,543)	35,660

NET LOSS	$(768,034)	$(1,822,556)

PER SHARE AMOUNTS:

NET LOSS PER SHARE BASIC	$(0.06)	$(0.15)

NET LOSS PER SHARE DILUTED	$(0.06)	$(0.15)

WEIGHTED AVERAGE
SHARES OUTSTANDING BASIC AND DILUTED	11,851,284	11,937,369

Trailer Bridge, Inc.	Page 4
May 12, 2009

TRAILER BRIDGE, INC.

CONDENSED BALANCE SHEETS

(Unaudited)

	March 31, 2009	December 31, 2008
ASSETS
Current Assets:
Cash and cash equivalents	$7,946,331	$7,216,283
Trade receivables, less allowance for doubtful accounts of $661,306 and $599,017	13,435,838	16,818,259
Prepaid and other current assets	1,363,818	1,883,942
Deferred income taxes, net	278,856	278,856

Total current assets	23,024,843	26,197,340

Property and equipment, net	89,439,126	89,304,822
Reserve fund for long-term debt	4,193,548	4,125,995
Other assets	3,852,805	3,704,490

TOTAL ASSETS	$120,510,322	$123,332,647

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current Liabilities:
Accounts payable	3,933,614	$5,259,355
Accrued liabilities	6,857,757	7,694,690
Unearned revenue	1,447,340	385,458
Current portion of long-term debt	2,874,700	2,874,700

Total current liabilities	15,113,411	16,214,203

Other accrued liabilities	311,184	414,910
Long-term debt, less current portion	107,524,327	108,545,228

TOTAL LIABILITIES	122,948,922	125,174,341

Commitments and Contingencies

Stockholders’ Deficit:
Preferred stock, $.01 par value, 1,000,000, shares authorized; no shares issued or outstanding	—	—
Common stock, $.01 par value, 20,000,000 shares authorized; 11,975,012 and 11,938,921 shares issued; 11,875,012 and 11,838,921 shares outstanding	119,750	119,389
Treasury stock, at cost, 100,000 shares	(400,000)	(400,000)
Additional paid-in capital	53,631,550	53,460,783
Capital deficit	(55,789,900)	(55,021,866)

TOTAL STOCKHOLDERS’ DEFICIT	(2,438,600)	(1,841,694)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$120,510,322	$123,332,647

Trailer Bridge, Inc.	Page 5
May 12, 2009

TRAILER BRIDGE, INC.

CONDENSED STATEMENTS OF CASH FLOWS

THREE MONTHS ENDED MARCH 31,

(Unaudited)

	2009	2008
Operating activities:
Net loss	$(768,034)	$(1,822,556)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	1,553,126	1,538,919
Amortization of loan costs	198,800	181,853
Non-cash stock compensation expense	89,923	99,900
Provision for doubtful accounts	190,680	120,294
Deferred tax expense (benefit)	—	(42,972)
(Gain) loss on sale of fixed assets	(6,272)	67,348
Decrease (increase) in:
Trade receivables	3,191,742	(392,123)
Prepaid and other current assets	520,124	(1,091,382)
Other assets	(251,184)	(34,219)
Increase (decrease) in:
Accounts payable	(1,325,741)	(1,193,886)
Accrued liabilities	(940,662)	2,723,125
Unearned revenue	1,061,882	749,420

Net cash provided by operating activities	3,514,384	903,721

Investing activities:
Purchases of property and equipment	(1,698,940)	(22,330)
Proceeds from sale of property and equipment	23,818	105,991
Additions to other assets	(169,519)	(26,711)

Net cash (used in) provided by investing activities	(1,844,641)	56,950

Financing activities:
Exercise of stock options	81,205	(19,213)
Principal payments on notes payable	(1,020,900)	(794,524)

Net cash used in financing activities	(939,695)	(813,737)

Net increase in cash and cash equivalents	730,048	146,934
Cash and cash equivalents, beginning of the period	7,216,283	1,932,535

Cash and cash equivalents, end of period	$7,946,331	$2,079,469

Supplemental cashflow information and non-cash investing and financing activities:
Cash paid for interest	$963,199	$949,376

Trailer Bridge, Inc.	Page 6
May 12, 2009

TRAILER BRIDGE, INC.

RECONCILIATION OF GAAP NET LOSS, TO EARNINGS BEFORE INTEREST TAXES DEPRECIATION &

AMORTIZATION AND ADJUSTED EARNINGS BEFORE INTEREST TAXES DEPRECIATION &

AMORTIZATION (1)

	Three months ended March 31, 2009		Three months ended March 31, 2008
GAAP, Net loss	$(768,034)		$(1,822,556)
Net interest expense	2,563,097		2,550,296
Provision for income taxes	6,543		(35,660)
Depreciation and amortization	1,553,126		1,538,919

Non-GAAP, EBITDA	$3,354,732		$2,230,999

Adjustments:
Stock compensation	89,923		99,900
Strategic alternative fees	—		297,859
Loss (gain) on asset sales	(6,272)		67,348
Anti-trust related legal expense	296,778		—

Total Adjustments	380,429		465,107

Non-GAAP, Adjusted EBITDA	$3,735,161		$2,696,106

Other financial measures:
EBITDA margin	13.2%		7.3%
Adjusted EBITDA margin	14.7%		8.9%
Net debt to adjusted EBITDA	5.6	x	5.7	x
Adjusted EBITDA to interest expense	1.41		1.04

Use of Non-GAAP measures

(1) The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). The Company also believes that the presentation of certain non-GAAP measures, i.e., results excluding certain costs and expenses, provides useful information for the understanding of its ongoing operations and enables investors to focus on comparisons of operating performance from period to period without the impact of significant special items. Non-GAAP measures are reconciled in the accompanying financial table. The Company cautions that non-GAAP measures should be considered in addition to, but not as a substitute for the Company’s reported GAAP results. Adjusted EBITDA was calculated on a twelve month trailing rate for purposes of calculating net debt to adjusted EBITDA.